EMPLOYMENT AGREEMENT

AGREEMENT made as of this 1st day of June 2016 (“Effective Date”) by and between MAGELLAN GOLD CORPORATION (“Magellan”), a Nevada Corporation with an office address of 2010A Harbison Drive #312, Vacaville, California 95687 and W. PIERCE CARSON (“Carson”), an individual with an address of P.O. Box 831, Cedar Crest, New Mexico 87008.

WITNESSETH:

In consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

1.  Employment.  Magellan hereby employs Carson and Carson accepts such employment, for the Term (as defined below), with the duties and compensation and on the terms and conditions hereinafter set forth in this Agreement.

2.  Term.  The term (“Term”) of Carson’s employment shall commence on June 1, 2016 and shall continue through and including May 31, 2017, unless earlier terminated as herein provided for in this Agreement.  Prior to expiration of the Term, Magellan and Carson may agree to extend the Term under new terms of compensation and conditions of employment, it being agreed that any such extension must be in writing signed by both parties.

3.  Duties.

(a)  Carson shall be the President and Chief Executive Officer (“CEO”) of Magellan during the Term and shall perform the services as set forth in Magellan’s bylaws and as Magellan’s Board of Directors (“Board”) shall direct, which services shall be commensurate with Carson’s status as CEO of Magellan.  Carson shall perform his services subject only to the direction and control of the Board and will report only to the Board.

(b)  During the Term, Carson shall devote at least half and up to substantially all of his working time and attention to the business and affairs of Magellan as may be required to fulfill the duties of CEO, provided however that the Company acknowledges that Carson, with advance notice to Magellan shall have the right to be a director of other corporations not affiliated with Magellan and that a portion of his time may be devoted to other professional activities; provided that Carson’s positions and activities for other organizations shall not be in conflict with the interests of Magellan. Should a potential conflict arise, Carson shall discuss such potential conflict with the Board and shall obtain the consent of the Board in writing before proceeding with such other positions or activities.

(c)

Upon execution of this Agreement, Carson shall be appointed as a director of Magellan and shall devote such time and attention to the affairs of Magellan as may be required to fulfill the duties of director. Carson shall not be entitled to any additional compensation for his services as director, and Carson’s service as a director shall terminate upon the termination of this Agreement unless otherwise agreed in writing by Magellan.

(d)

Carson shall at all times conduct himself in a manner consistent with his duty of loyalty to Magellan and shall present all opportunities that may fit Magellan’s corporate objectives of which he becomes aware during the Term.

4.  Compensation.  During the Term, Magellan shall pay Carson a base salary in equal semi-monthly installments, less required withholding and other applicable taxes. Carson’s salary shall be set at six thousand six hundred and sixty-seven dollars ($6,667) per month during the three month period from June 1, 2016 through August 31, 2016, and thereafter at ten thousand dollars ($10,000) per month during the nine month period from September 1, 2016 through May 31, 2017. Until such time as Magellan is properly funded, Magellan may defer and accrue salary owed.  If not properly funded before the end of the Term, Magellan may at its option issue Magellan shares as settlement of the accrued salary liability.

5.  Expenses.  Magellan will pay or reimburse Carson within 30 days for all travel and other expenses reasonably incurred by Carson during the Term in connection with the performance of his duties hereunder upon presentment of written expense receipts reflecting such expenses.

6.  Discharge for Cause.  The Board of Directors of Magellan may discharge Carson For Cause at any time.  Such discharge shall be effected by written notice to Carson which shall specify the reasons for Carson’s discharge and the effective date thereof.  As used herein, the term “For Cause” shall mean only chronic alcoholism, drug addiction, criminal dishonesty or willful violation of direct written instructions from the Board relating to a material matter which directions are consistent with all applicable laws, rules and regulations and orders to which Carson or Magellan are subject and the provisions of this Agreement unless cured within ten (10) days after notice.  Upon termination of Carson’s employment as provided for in this Section 6, Carson shall be paid his base salary through the date of termination, including any amount that may have been deferred and accrued.

7.  Voluntary Termination by Carson.  Carson shall have the right to voluntarily terminate his employment with Magellan during the Term. To effect such voluntary termination, Carson shall provide Magellan at least 60 days advanced written notice of such termination. Upon termination of Carson’s employment as provided for in this Section 7, Carson shall be paid his base salary through the date of termination, including any amount that may have been deferred and accrued.

8.  Indemnification.  Magellan shall indemnify Carson to the fullest extent permitted by law and the certificate of incorporation and bylaws of Magellan from and against any loss, claim, liability and/or expense incurred for, or by reason of, or arising out of, acts of Carson as an officer and/or director of Magellan or affiliated company or subsidiary.

9.  Dispute Resolution.  Any controversy or claim arising out of or relating to this Agreement and the obligations and responsibilities of the parties hereto or the breach or alleged breach by any of the parties of their respective obligations hereunder shall be settled by arbitration in the city of Denver, Colorado by one arbitrator in accordance with the then governing Rules of the American Arbitration Association.  The written decision of the arbitrator shall be final and binding upon Magellan and Carson.  Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction.  Notwithstanding the above, any party shall be entitled to seek and obtain injunctive or similar relief from a court of competent jurisdiction where appropriate pending arbitration.  The parties hereby submit to the exclusive jurisdiction of the courts of the State of Colorado or Federal Courts situated in Denver County, Colorado for such purpose and for purposes of enforcing any arbitration award.  Magellan shall pay all legal fees and expenses reasonably incurred by Carson in good faith as a result of any claim or arbitration arising from this Agreement.

10.  Miscellaneous.

(a)  This Agreement contains the entire understanding between the parties hereto concerning the subject matter hereof.  Only an instrument in writing executed by the parties hereto may amend this Agreement.

(b)  This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

(c)  This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of the successor or successors of Magellan whether by merger, consolidation or otherwise.

(d)  Any notice to be given pursuant to the terms of this Agreement shall be in writing and delivered by hand or sent by registered or certified mail to such party at such party’s address set forth above or to such other address or to the attention of such other person as any party has specified by prior written notice to the other party.

(e)  A party’s waiver of a breach of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of this Agreement by such other party.  No waiver shall be valid unless in writing and signed respectively by an authorized officer of Magellan and Carson.

(f)  Carson acknowledges that his services are unique and personal.  Accordingly, Carson shall not assign his rights or delegate his duties or obligations under this Agreement.

(g)  Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

(h)  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, Magellan has caused this Agreement to be executed by its officer thereunto duly authorized, and Carson has executed this Agreement all as of the dates set forth below.

MAGELLAN GOLD CORPORATION

/s/ John C. Power

John C. Power

June 1, 2016

President and Director

W. PIERCE CARSON

/s/ W. Pierce Carson

W. Pierce Carson

June 1, 2016

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